Certain identified information has been excluded from the exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SEVENTH AMENDMENT TO

FUND SERVICES AGREEMENT

THIS SEVENTH Amendment TO FUND SERVICES AGREEMENT (this “Amendment”) is effective as of April 1, 2020, and is made by and between Gemini Fund Services, LLC, a Nebraska limited liability company (“GFS”), and Copeland Trust, a Delaware statutory trust (the “Trust”).

WHEREAS, GFS and the Trust are parties to that certain Fund Services Agreement dated November 15, 2010, as amended (the “Agreement”); and

WHEREAS, the U.S. Securities and Exchange Commission has adopted new rules and forms to modernize the reporting and disclosure of information by registered investment companies (the “Reporting Modernization Rules”); and

WHEREAS, GFS seeks the Trust’s approval of additional fees associated with the preparation and filing of Forms N-PORT and N-CEN as required by the Reporting Modernization Rules to cover the increased cost to GFS of providing such services; and

WHEREAS, the Trust’s Board of Trustees is agreeable to the aforementioned additional fees.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.

(a)	Appendix IV to the Agreement hereby is amended by deleting in its entirety paragraph d. under Fund Administration Fees, Section 3 and replacing it with the following new paragraph d.:

d.       Reporting Modernization fees. Each Fund shall pay a monthly reporting modernization fee for third-party data and technology and personnel costs associated with N-PORT and N-CEN filings. Current annual charges are as follows, but are subject to change from time-to-time upon written notice from GFS:

[omitted]

2.       Miscellaneous.

(a)       Except as hereby amended, the Agreement shall remain in full force and effect.

(b)       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

Certain identified information has been excluded from the exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.

COPELAND TRUST By: /s/ Sofia Rosala Name: Sofia Rosala Title: General Counsel and CCO	GEMINI FUND SERVICES, LLC By: /s/Kevin Wolf Name: Kevin Wolf Title: Executive Vice President

Certain identified information has been excluded from the exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EIGHTH AMENDMENT TO

FUND SERVICES AGREEMENT

THIS EIGHTH Amendment TO FUND SERVICES AGREEMENT (this “Amendment”) is effective as of January 1, 2020, and is made by and between Gemini Fund Services, LLC, a Nebraska limited liability company (“GFS”), and Copeland Trust, a Delaware statutory trust (the “Trust”).

WHEREAS, GFS seeks the Trust’s approval of a change in the fees charged for securities quotations as set forth in Appendix IV to that certain Fund Services Agreement dated November 15, 2010, as amended, by and between GFS and the Trust (the “Agreement”); and

WHEREAS, GFS seeks the Trust’s approval of a reduction in fees charged for state registration (Blue Sky) fees as set forth in Appendix IV to the Agreement; and

WHEREAS, the Trust’s Board of Trustees is agreeable to the aforementioned fee changes.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.

(a)	Appendix IV to the Agreement hereby is amended by deleting all references to “Price Quotes” and the fees charged to obtain securities quotations and replacing such references with the following:

Price Quotes. The charges for securities/commodity price quotes are determined by GFS’s cost of obtaining such quotes and, therefore, are

Certain identified information has been excluded from the exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.

subject to change. Current charges (presented as per security/per day unless otherwise noted) are as follows:

[omitted]

(b)   Appendix IV to the Agreement hereby is amended by deleting all sections with the heading “State Registration (Blue Sky) Fees” and replacing such sections with the following:

State Registration (Blue Sky) Fees:

Each Fund shall pay its allocated federal and state regulatory filing fees. In addition, each Fund shall pay GFS the following fees per state registration:

[omitted]

2.       Miscellaneous.

(a)       Except as hereby amended, the Agreement shall remain in full force and effect.

(b)       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

COPELAND TRUST By: /s/ Sofia Rosala Name: Sofia Rosala Title: General Counsel and CCO	GEMINI FUND SERVICES, LLC By: /s/ Kevin Wolf Name: Kevin Wolf Title: Executive Vice President